Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

SIGNING DAY SPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share(2)	Other(3)	340,095	(2)	$0.27	(4)	$91,825.65	(4)	0.00014760	$13.55
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(5)	Other(6)	797	(5)	$0.63973	(7)	$509.86	(7)	0.00014760	$0.08
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(8)	Other(6)	2,159	(8)	$0.42218	(9)	$911.49	(9)	0.00014760	$0.13
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(10)	Other(6)	3,783	(10)	$0.45876	(11)	$1,735.49	(11)	0.00014760	$0.26
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(12)	Other(6)	1,275	(12)	$0.30334	(13)	$386.76	(13)	0.00014760	$0.06
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying senior secured promissory note(14)	Other(6)	2,559,616	(14)	$0.30	(15)	$767,884.80	(15)	0.00014760	$113.34
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(16)	Other(6)	1,375,000	(16)	$0.30	(17)	$412,500.00	(17)	0.00014760	$60.89
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(18)	Other(6)	250,000	(18)	$0.27	(19)	$67,500.00	(19)	0.00014760	$9.96
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(20)	Other(6)	96,250	(20)	$0.30	(21)	$28,875.00	(21)	0.00014760	$4.26
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying senior secured promissory note(22)	Other(6)	1,232,407	(22)	$0.30	(23)	$369,722.10	(23)	0.00014760	$54.57
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(24)	Other(6)	662,036	(24)	$0.30	(25)	$198,610.80	(25)	0.00014760	$29.31
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying warrant(26)	Other(6)	120,370	(26)	$0.27	(19)	$32,499.90	(19)	0.00014760	$4.80
	Total Offering Amounts							$1,972,961.85			$291.22
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$291.22

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering hereunder an indeterminate number of additional securities that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 277,777 shares of common stock, par value $0.0001 per share (the “common stock”), issued to FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), and 62,318 shares of common stock issued to Boustead Securities, LLC, a California limited liability company and a registered broker-dealer (“Boustead”).

(3)	Registration fee calculated pursuant to Rule 457(c) under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock reported by the NYSE American LLC (the “NYSE American”) on July 1, 2024.

(5)	Consists of 797 shares of common stock issuable upon exercise of a warrant to purchase common stock, at an exercise price of $0.63973 per share, issued to Boustead.

(6)	Registration fee calculated pursuant to 457(g) under the Securities Act.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(g) under the Securities Act, based upon the exercise price of the respective warrant to purchase common stock set forth in footnote 5 hereto.

(8)	Consists of 2,159 shares of common stock issuable upon exercise of a warrant to purchase common stock, at an exercise price of $0.42218 per share, issued to Boustead.

(9)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(g) under the Securities Act, based upon the exercise price of the respective warrant to purchase common stock set forth in footnote 8 hereto.

(10)	Consists of 3,783 shares of common stock issuable upon exercise of a warrant to purchase common stock, at an exercise price of $0.45876 per share, issued to Boustead.

(11)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the exercise price of the respective warrant to purchase common stock set forth in footnote 10 hereto.

(12)	Consists of 1,275 shares of common stock issuable upon exercise of a warrant to purchase common stock, at an exercise price of $0.30334 per share, issued to Boustead.

(13)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the exercise price of the respective warrant to purchase common stock set forth in footnote 12 hereto.

(14)	Consists of 2,559,616 shares of common stock issuable upon conversion of a senior secured promissory note, as amended by that certain Amendment to Senior Secured Promissory Note and Warrants, dated as of May 20, 2024, between the Company and FirstFire (the “Note and Warrants Amendment”), issued to FirstFire for principal of $412,500 and guaranteed interest of $41,250 at an assumed conversion price of $0.195 per share, assuming the application of a 110% prepayment premium (the “May 2024 FF Note”).

(15)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial conversion price of $0.30 per share of the May 2024 FF Note.

(16)	Consists of 1,375,000 shares of common stock issuable upon exercise of a common stock purchase warrant, as amended by the Note and Warrants Amendment, issued to FirstFire at an initial exercise price of $0.30 per share.

(17)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial exercise price of the respective common stock purchase warrant set forth in footnote 16 hereto.

(18)	Consists of 250,000 shares of common stock issuable upon exercise of a common stock purchase warrant, as amended by the Note and Warrants Amendment, issued to FirstFire at an initial exercise price of $0.01 per share.

(19)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the average of the high and low prices of the common stock reported by the NYSE American LLC (the “NYSE American”) on July 1, 2024.

(20)	Consists of 96,250 shares of common stock issuable upon exercise of a warrant to purchase common stock issued to Boustead at an exercise price of $0.30 per share.

(21)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the exercise price of the respective warrant to purchase common stock set forth in footnote 19 hereto.

(22)	Consists of 1,232,407 shares of common stock issuable upon conversion of a senior secured promissory note issued to FirstFire for principal of $198,611 and guaranteed interest of $19,861, at an assumed conversion price of $0.195 per share, assuming the application of a 110% prepayment premium (the “June 2024 FF Note”).

(23)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial conversion price of $0.30 per share of the June 2024 FF Note.

(24)	Consists of 662,036 shares of common stock issuable upon exercise of a common stock purchase warrant issued to FirstFire at an initial exercise price of $0.30 per share.

(25)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the initial exercise price of the respective common stock purchase warrant set forth in footnote 22 hereto.

(26)	Consists of 120,370 shares of common stock issuable upon exercise of a common stock purchase warrant issued to FirstFire at an initial exercise price of $0.01 per share.